UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2026

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 22, 2026, SLM Corporation (the "Company") reported its financial results for the quarter and year ended December 31, 2025. A copy of the Company’s press release and related earnings results were made available on www.SallieMae.com/investors, and are also furnished as Exhibit 99.1 hereto and incorporated by reference herein.
Additionally, the Company has posted to its website at SallieMae.com/Investors, and has also furnished as Exhibit 99.2 hereto and incorporated by reference herein, an earnings presentation for fourth quarter and full-year 2025 financial results.
ITEM 7.01    REGULATION FD DISCLOSURE
On January 22, 2026, the Company announced that its Board of Directors authorized a new stock repurchase program of up to $500 million of the Company's outstanding common stock (the "2026 Share Repurchase Program"), to commence on January 22, 2026. A copy of the Company’s press release and related earnings results were made available on www.SallieMae.com/investors, and are also furnished as Exhibit 99.1 hereto and incorporated by reference herein.
The information furnished in these Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto and incorporated by reference herein, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information, including such Exhibits, shall not be deemed incorporated by reference into any of the Company’s registration statements, reports or other filings with the Securities and Exchange Commission, except as expressly set forth by specific reference in such registration statement, report or other filing.
ITEM 8.01    OTHER EVENTS.
On January 22, 2026, the Company announced that its Board of Directors authorized a 2026 Share Repurchase Program (as defined above) allowing the Company to repurchase up to $500 million of its outstanding common stock, beginning on January 22, 2026. The 2026 Share Repurchase Program is expected to be completed over the next approximately 24 months ending February 4, 2028. The Company’s 2024 Share Repurchase Program (the “2024 Share Repurchase Program”) authorized on January 23, 2024, with a repurchase capacity of $650 million, remains open. Repurchases may be made under the 2024 Share Repurchase Program (collectively, with the 2026 Share Repurchase Program, referred to as the “Share Repurchase Programs”) until the 2024 Share Repurchase Program expires on February 6, 2026.
Under the Share Repurchase Programs, the Company may repurchase common stock in transactions including, but not limited to, tender offers, open market purchases, accelerated share repurchases, negotiated or block purchases, and/ or pursuant to trading plans in accordance with Rules 10b5-1 and 10b-18 under the Exchange Act. The actual timing, number, and value of shares repurchased under the Share Repurchase Programs will be determined by management, in its discretion, and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions, applicable legal requirements, compliance with the terms of the Company’s outstanding indebtedness, and other conditions. The Company reserves the right to suspend or discontinue the Share Repurchase Programs at any time and for any reason. The Company’s authorization of share repurchases is not a guarantee that repurchases will take place.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1*	Press Release, dated January 22, 2026

99.2*	Earnings Presentation for 4th Quarter and Full-Year 2025, dated January 22, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: January 22, 2026	By:	/s/ PETER M. GRAHAM
Peter M. Graham
Executive Vice President and Chief Financial Officer